                                                  EXHIBIT 24(d)
                        POWER OF ATTORNEY
 (Re:  Form S-8 for 1993 Long-Term Executive Compensation Plan)

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, H&R BLOCK, INC., a Missouri corporation (hereinafter referred to as the "Company"), proposes to file shortly with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8 relating to shares of the Company's Common Stock, without par value, to be issued upon the grant or exercise of awards under the Company's 1993 Long-Term Executive Compensation Plan; and

     WHEREAS, the undersigned is a director of the Company;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Henry W. Bloch, Thomas M. Bloch and Marvin L. Rich, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead as a director of the Company, to sign such registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and thereafter to execute and file any amendment or amendments thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this  14th  day of July, 1994.
                 ------

                                  /s/Frank L. Salizzoni
                                  -------------------------------
                                  Frank L. Salizzoni

STATE OF Pennsylvania        )
                             ) SS
COUNTY OF Allegheny          )

     On the date set forth above, before me appeared Frank L. Salizzoni, who is personally known to me to be the person who executed the foregoing instrument, and such person duly acknowl-edged that he executed and delivered the same for the purposes therein expressed.


                                  /s/Denis J. Barrett
                                  -------------------------------
                                  Notary Public
My Commission Expires:
June 15, 1998          [Seal]